EXHIBIT 10.12



                    HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT


        THIS HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT (this "Agreement"), made as of the 6th day of October, 2004, is by FB DISTRO DISTRIBUTION CENTER, LLC, a Delaware limited liability company ("Borrower"), whose address is c/o 1901 State Road 240 East, Greencastle, Indiana 46135-7825 and by CHARMING SHOPPES, INC., a Pennsylvania corporation ("Charming"), whose address is 450 Winks Lane, Bensalem, Pennsylvania 19020, jointly and severally (Borrower and Charming being referred to herein collectively as "Indemnitors" and individually as "Indemnitor"), in favor of BANKATLANTIC COMMERCIAL MORTGAGE CAPITAL, LLC, a Florida limited liability company ("Holder"), whose address is 980 Federal Highway, Suite 400, Boca Raton, Florida 33432.

                              W I T N E S S E T H:

        WHEREAS, Holder has extended to Borrower a loan in the principal amount of Thirteen Million and 00/100 ($13,000,000.00) Dollars (the "Loan"); and

        WHEREAS, the Loan is evidenced by a Mortgage Note dated of even date herewith (the "Note"), executed by Borrower and payable to the order of Holder in the stated principal amount of Thirteen Million and 00/100 ($13,000,000.00) Dollars and is secured by a Mortgage, Assignment of Leases and Rents and Security Agreement dated of even date herewith (the "Security Instrument"), from Borrower, as mortgagor, to Holder, as mortgagee, encumbering that certain real property situated in the City of Greencastle, County of Putnam, State of Indiana, as is more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with the buildings, structures and other improvements now or hereafter located thereon (said real property, buildings, structures and other improvements being hereinafter collectively referred to as the "Property") and by other documents and instruments (the Note, the Security Instrument and such other documents and instruments, as the same may from time to time be amended, consolidated, renewed or replaced, being collectively referred to herein as the "Loan Documents"); and

        WHEREAS, as a condition to making the Loan, Holder has required that Indemnitors indemnify Holder with respect to hazardous wastes on, in, under or affecting the Property as herein set forth.

        NOW, THEREFORE, to induce Holder to extend the Loan to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby covenant and agree for the benefit of Holder, as follows:

        1. Indemnity. Indemnitors hereby, jointly and severally assume liability for, and hereby agree to pay, protect, defend (at trial and appellate levels) and with attorneys, consultants and experts reasonably acceptable to Holder, and save Holder harmless from and against, and hereby indemnify Holder from and against any and all present or future liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs,

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disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) (collectively, "Costs") which may at any time be imposed upon, incurred by or asserted or awarded against Holder or the Property, and arising directly or indirectly from or out of: (i) the violation of any present or future local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up (collectively, "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq. and 40 CFR Section 302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) and 40 CFR
Section 116.1 et seq.), and the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), and those relating to Lead Based Paint (as hereinafter defined, all as same have been or may be amended, relating to or affecting the Property, whether or not caused by or within the control of Indemnitors; (ii) the actual or alleged presence, release or threat of release of any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, paint containing more than 0.5% lead by dry weight ("Lead Based Paint"), Mold (as hereinafter defined), infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"), now or hereafter on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Indemnitors; (iii) the failure by Indemnitors to comply fully with the terms and conditions of this Agreement; (iv) the breach of any representation or warranty contained in this Agreement; or (v) the enforcement of this Agreement, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. "Costs" as used in this Agreement shall also include any diminution in the value of the security afforded by the Property or any future reduction of the sales price of the Property by reason of any matter set forth in this Paragraph 1. "Mold" as used in this Agreement shall mean fungi that reproduces through the release of spores or the splitting of cells or other means, including but not limited to mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds .

        2. Representations Regarding Hazardous Substances. Except as set forth in the Environmental Report (as such term is defined in the Security Agreement), Indemnitors hereby represent and warrant to and covenant and agree with Holder as follows:

        (a) To the best of Indemnitors' present knowledge, information and belief, the Property is not in direct or indirect violation of any Environmental Law;



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        (b) No Hazardous Substances are located on or, to the best of
Indemnitors' present knowledge, information and belief, have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination) except for those substances used by Borrower or any tenants at the Property in the ordinary course of their business and in compliance with all Environmental Laws;

        (c) Indemnitors have received no notice that the Property is subject to, and to the best of their present knowledge, information and belief, the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances;

        (d) There are no underground storage tanks or other underground storage receptacles for Hazardous Substances in use or closed and existing on the Property;

        (e) Indemnitors have received no notice of, and to the best of Indemnitors' present knowledge, information and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property nor do Indemnitors know of any basis for such a claim; and

        (f) Indemnitors have received no notice that, and to the best of Indemnitors' present knowledge, information and belief, there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor do Indemnitors know of any basis for such a claim.

        (g) No Mold is present in the indoor air of the Property at concentrations exceeding ambient air levels and no visible Mold is present on any building materials or surfaces at the Property for which the EPA Mold Guidelines (as defined below) recommends or requires removal thereof by remediation professionals, and Indemnitors are not aware of any conditions at the Property that are likely to result in the presence of Mold in the indoor air at concentrations that exceed ambient air levels or on building materials or surfaces that would require such removal.

        3. Covenants of Indemnitors.

        (a) Indemnitors shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Borrower or any tenants at the Property in the ordinary course of its business and in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants of space in the improvements (except in the ordinary course of such tenant's business and in compliance with all Environmental Laws), and, without limiting the generality of the foregoing, during the term of this Agreement, shall not install in the improvements or permit to be installed in the improvements any asbestos or any asbestos-containing materials (collectively, "asbestos"). Indemnitors acknowledge their


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responsibility to be aware of, and fully advised concerning, all applicable
Environmental Laws in effect during the term of the Loan. Indemnitors further acknowledge and agree that Holder has no duty to provide Indemnitors with any information regarding the Environmental Laws or any interpretation thereof.

        (b) Indemnitors shall immediately notify Holder should Indemnitors, or either of them, become aware of (i) any Hazardous Substances, or other potential environmental problem or liability, with respect to the Property, except to the extent such Hazardous Substances, or other potential environmental problem or liability is disclosed in the Environmental Report, (ii) any lien, action or notice affecting the Property or Borrower resulting from any violation or alleged violation of the Environmental Laws, except to the extent such lien, action or notice is disclosed in the Environmental Report, (iii) the institution of any investigation, inquiry or proceeding concerning Borrower or the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, except to the extent such investigation, inquiry or proceeding is disclosed in the Environmental Report, or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any respect if made at the time of such discovery. Indemnitors shall, promptly and when and as required and regardless of the source of the contamination, at their own expense, take all actions as shall be necessary or advisable for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Holder), and shall further pay or cause to be paid, at no expense to Holder, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Indemnitors fail to do so, Holder may cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any cost incurred in connection therewith shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of Paragraph 4(c) hereof. In furtherance of the foregoing, Indemnitors hereby grant to Holder access to the Property and an irrevocable license to remove any items deemed by Holder to be Hazardous Substances and to do all things Holder shall deem necessary to bring the Property into conformance with Environmental Laws.

        (c) Upon the request of Holder, at any time and from time to time after the occurrence of a default under this Agreement or the Loan Documents or at such other time as Holder has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Property or that the Property may be in violation of the Environmental Laws, Indemnitors shall provide, at Indemnitors' sole expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Holder indicating the presence or absence of Hazardous Substances on the Property or an inspection or audit of the improvements located on the Property prepared by an engineering or consulting firm approved by Holder indicating the presence or absence of asbestos on the Property. If Indemnitors fail to provide such inspection or audit within thirty
(30) days after such request, Holder may order the same, and Indemnitors hereby grant to Holder access to the Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of Paragraph 4(c) hereof.



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

        (d) If prior to the date hereof, it was determined that the Property contains Lead Based Paint, Borrower had prepared an assessment report describing the location and condition of the Lead Based Paint (a "Lead Based Paint Report"). If at any time hereafter Lead Based Paint is suspected of being present on the Property, Indemnitors agree, at their sole cost and expense and within twenty (20) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, acceptable to Holder.

        (e) If prior to the date hereof, it was determined that the Property contains asbestos, Borrower had prepared an assessment report describing the location and condition of the asbestos (an "Asbestos Report"). If at any time hereafter asbestos is suspected of being present on the Property, Indemnitors agree, at their sole cost and expense and within twenty (20) days thereafter, to cause to be prepared an Asbestos Report prepared by an expert, and in form, scope and substance, acceptable to Holder.

        (f) Indemnitors agree that if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint or asbestos, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Indemnitors shall, at their sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan to monitor, maintain and remediate any such Lead Based Paint and/or asbestos(as applicable) affecting the Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Holder and sufficient to cause the Property to comply with any applicable law and recommendations contained in such plan (such plan, together with any Lead Based Paint Report and/or Asbestos Report, as applicable, the "O&M Plan"). If an O&M Plan has been prepared prior to the date hereof, Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof. Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

        (g) Indemnitors agree that if prior to the date hereof, or if at any time hereafter, any inspection or audit reveals (or revealed, as applicable) the presence of Mold in the indoor air of the Property at concentrations exceeding ambient air levels or visible Mold on any building materials or surfaces at the Property for which the EPA Mold Guidelines recommends or requires removal thereof by remediation professionals, then, on or before thirty (30) days following (i) the date hereof, if such inspection or audit was made prior to the date hereof or (ii) such inspection or audit, if such inspection or audit is hereafter made, as applicable, Indemnitors shall, at their sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan (the "Mold O&M Plan") to monitor, maintain and remediate any water filtration and Mold issues affecting the Trust Property, which plan shall be prepared by an expert, and be in form, scope and substance acceptable to Holder and sufficient to cause the Property to comply with all applicable laws and all EPA Mold Guidelines and in accordance with the Mold O&M Plan. If a Mold O&M Plan has been prepared prior to the date hereof, Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof. Compliance with the Mold O&M Plan shall


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

require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws. For purposes hereof, "EPA Mold Guidelines"shall mean the guidelines set forth in "Mold Remediation in Schools and Commercial Buildings" prepared by the U.S. Environmental Protection Agency.

        (h) (i) By entering into this Agreement, Holder acknowledges that is has knowledge of that certain environmental condition for which an indemnity was provided to FB Distro, Inc. by IBM (as defined below) pursuant to that certain Contract dated as of October 26, 1987 by and between IBM to FB Distro, Inc.

        (ii) Notwithstanding anything to the contrary set forth in this Agreement, Holder shall not require or cause, nor shall Indemnitors be required hereunder to install groundwater monitoring wells on the Property in violation of Section E of that certain Special Warranty Deed, recorded on October 29, 1987, given by International Business Machines Corp. ("IBM") to FB Distro, Inc.

        4. Indemnification Procedures.

        (a) If any action shall be brought against Holder based upon any of the matters for which Holder is indemnified hereunder, Holder shall notify Indemnitors in writing thereof and Indemnitors shall promptly assume the defense thereof, including, without limitation, the employment of counsel reasonably acceptable to Holder and the negotiation of any settlement; provided, however, that any failure of Holder to notify Indemnitors of such matter shall not impair or reduce the obligations of Indemnitors hereunder. Holder shall have the right, at the expense of Indemnitors (which expense shall be included in Costs), to employ separate counsel in any such action and to participate in the defense thereof. In the event Indemnitors shall fail to discharge or undertake to defend Holder against any claim, loss or liability for which Holder is indemnified hereunder, Holder may, at its sole option and election, defend or settle such claim, loss or liability. The liability of Indemnitors to Holder hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation attorneys' fees and disbursements, incurred by Holder in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Costs and Indemnitors shall pay the same as hereinafter provided. Holder's good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for Holder.

        (b) Indemnitors shall not, without the prior written consent of Holder:
(i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Holder of a full and complete written release of Holder (in form, scope and substance satisfactory to Holder in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect Holder or obligate Holder to pay any sum or perform any obligation as determined by Holder in its sole discretion.


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

        (c) All Costs shall be immediately reimbursable to Holder when and as incurred and, in the event of any litigation, claim or other proceedings without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceedings and Indemnitors shall pay to Holder any and all Costs within ten (10) days after written notice from Holder itemizing the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitors to periodically pay such Costs, such Costs, if not paid within said ten-day period, shall bear interest at the Default Interest Rate (as defined in the Note) and such costs and interest shall be additional indebtedness of Borrower secured by the Security Instrument and by the other Loan Documents securing all or part of the Loan.

        5. Reinstatement of Obligations. If at any time all or any part of any payment made by Indemnitors or received by Holder from Indemnitors under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of either Indemnitor), then the obligations of Indemnitors hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitors, or receipt of payment by Holder, and the obligations of Indemnitors hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitors had never been made.

        6. Waivers by Indemnitors. To the extent permitted by law, Indemnitors hereby waive and agree not to assert or take advantage of:

        (a) Any right to require Holder to proceed against any other person or to proceed against or exhaust any security held by Holder at any time or to pursue any other remedy in Holder's power or under any other agreement before proceeding against Indemnitors hereunder;

        (b) The defense of the statute of limitations in any action hereunder;

        (c) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Holder to file or enforce a claim against the estate (in administration, bankruptcy or any other proceedings) of any other person or persons;

        (d) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Holder, any endorser or creditor of either Indemnitor or any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Holder;

        (e) Any defense based upon an election of remedies by Holder;

        (f) Any right or claim of right to cause a marshalling of the assets of either Indemnitor.



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        (g) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

        (h) Any duty on the part of Holder to disclose to Indemnitors any facts Holder may now or hereafter know about the Property, regardless of whether Holder has reason to believe that any such facts materially increase the risk beyond that which Indemnitors intend to assume or has reason to believe that such facts are unknown to Indemnitors or has a reasonable opportunity to communicate such facts to Indemnitors, it being understood and agreed that Indemnitors are fully responsible for being and keeping informed of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitors hereunder;

        (i) Any lack of notice of disposition or of manner of disposition of any collateral for the Loan;

        (j) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

        (k) Any lack of commercial reasonableness in dealing with the collateral for the Loan;

        (l) Any deficiencies in the collateral for the Loan or any deficiency in the ability of Holder to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

        (m) An assertion or claim that the automatic stay provided by 11 U.S.C.
Section 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Holder to enforce any of its rights, whether now or hereafter required, which Holder may have against Charming or the collateral for the Loan;

        (n) Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

        (o) Any action, occurrence, event or matter consented to by Indemnitors under Paragraph 7(h) hereof, under any other provision hereof, or otherwise.

        7. General Provisions.

        (a) Fully Recourse. All of the terms and provisions of this Agreement are recourse obligations of Indemnitors and not restricted by any limitation on personal liability, except as set forth in Section 8 herein.



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        (b) Unsecured Obligations. Indemnitors hereby acknowledge that Holder's appraisal of the Property is such that Holder is not willing to accept the consequences of the inclusion of Indemnitors' indemnity set forth herein among the obligations secured by the Security Instrument and the other Loan Documents and that Holder would not make the Loan but for the unsecured personal liability undertaken by Indemnitors herein. Indemnitors further hereby acknowledge that even though the representations, warranties, covenants or agreements of Indemnitors contained herein may be identical or substantially similar to representations, warranties, covenants or agreements of Borrower set forth in the Security Instrument and secured thereby, the obligations of Indemnitors under this Agreement are not secured by the lien of the Security Instrument or the security interests or other collateral described in the Security Instrument or the other Loan Documents, it being the intent of Holder to create separate obligations of Indemnitors hereunder which can be enforced against Indemnitors without regard to the existence of the Security Instrument or other Loan Documents or the liens or security interests created therein, subject to the limitation on Indemnitors' liability set forth in Section 8 herein.

        (c) Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the payment of the indebtedness evidenced and secured by the Loan Documents and the exercise of any remedy by Holder under the Security Instrument or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full.

        (d) No Subrogation; No Recourse Against Holder. Notwithstanding the satisfaction by Charming of any liability hereunder, Charming shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of Borrower or to any collateral for the Loan. In connection with the foregoing, Charming expressly waives any and all rights of subrogation to Holder against Borrower, and Charming hereby waives any rights to enforce any remedy which Holder may have against Borrower and any right to participate in any collateral for the Loan. In addition to and without in any way limiting the foregoing, Charming hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Charming to all indebtedness of Borrower to Holder, and agrees with Holder that Charming shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Charming obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the Loan. Further, neither Indemnitor shall have any right of recourse against Holder by reason of any action Holder may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

        (e) Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Holder may have against either Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. Section 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.



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        (f) Financial Statements. Each Indemnitor hereby agrees, as a material inducement to Holder to make the Loan to Borrower, to furnish to Holder promptly upon demand by Holder current and dated financial statements certified by or on behalf of each Indemnitor detailing the assets and liabilities of said Indemnitor, in form and substance reasonably acceptable to Holder. Each Indemnitor hereby warrants and represents unto Holder that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Holder with respect to said Indemnitor did or will at the time of such delivery fairly and accurately present, in all material respects, the financial condition of said Indemnitor. So long as shares in Charming are publicly traded on a nationally recognized exchange, then Charming shall not be required to provide Holder with any other financial statements other than the then current financial statements and annual reports as are publicly disseminated by Charming.

        (g) Rights Cumulative; Payments. Holder's rights under this Agreement shall be in addition to all rights of Holder under the Note, the Security Instrument and the other Loan Documents. Further, payments made by Indemnitors under this Agreement shall not reduce in any respect Borrower's obligations and liabilities under the Note, the Security Instrument and the Other Loan Documents.

        (h) No Limitation on Liability. Indemnitors hereby consent and agree that Holder may at any time and from time to time without further consent from Indemnitors do any of the following events, and the liability of Indemnitors under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Indemnitors or with or without consideration: (i) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Note; (ii) any sale, assignment or foreclosure of the Note, the Security Instrument or any of the other Loan Documents or any sale or transfer of the Property; (iii) any change in the composition of Borrower, including, without limitation, the withdrawal or removal of Indemnitors from any current or future position of ownership, management or control of Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitors herein or by Borrower in any of the Loan Documents; (v) the release of Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Holder's voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Loan;
(vii) Holder's failure to record the Security Instrument or to file any financing statement (or Holder's improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan; (viii) the modification of the terms of any one or more of the Loan Documents; or (ix) the taking or failure to take any action of any type whatsoever. No such action which Holder shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course of dealing with Borrower or any other person, shall limit, impair or release Indemnitors' obligations hereunder, affect this Agreement in any way or afford Indemnitors any recourse against Holder. Nothing contained in this Paragraph shall be construed to require Holder to take or refrain from taking any action referred to herein.

        (i) Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes (except as to the Security Instrument) all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

        (j) Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located, except to the extent that the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling. This Agreement shall bind and inure to the benefit of each Indemnitor and Holder and their respective officers, directors, shareholders, agents and employees and their respective heirs, successors and assigns. Notwithstanding the foregoing, Indemnitors shall not assign any of their respective rights or obligations under this Agreement without the prior written consent of Holder, which consent may be withheld by Holder in its sole discretion. Each Indemnitor hereby waives any acceptance of this Agreement by Holder, and this Agreement shall immediately be binding upon Indemnitors.

        (k) Notice. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law (collectively, "Notices") shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided. All Notices to be sent to Holder shall be addressed to the attention of the Michael Comparato. All Notices shall be deemed to have been given on the date they are actually received; provided that rejection or other refusal to accept any Notice offered for delivery or the inability to deliver a Notice because of changed address of which no notice was given as herein required shall be deemed to be receipt of the Notice. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

        (l) No Waiver: Time of Essence; Business Days. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term "business day" as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York are authorized by law to be closed.

        (m) Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

        (n) Attorneys' Fees. In the event it is necessary for Holder to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Indemnitors agree to pay to Holder any and all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Holder as a result thereof and such costs, fees and expenses shall be included in Costs.

        (o) Successive Actions. A separate right of action hereunder shall arise each time Holder acquires knowledge of any matter indemnified by Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

        (p) Joint and Several Liability. Notwithstanding anything to the contrary contained herein, the representations, warranties, covenants and agreements made by Indemnitors herein, and the liability of Indemnitors hereunder, are joint and several.

        (q) Reliance. Holder would not make the Loan to Borrower without this Agreement. Accordingly, Indemnitors intentionally and unconditionally enter into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

        (r) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

        (s) SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

        (1) INDEMNITORS, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL,
(A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PROPERTY IS LOCATED, OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT

JURISDICTION OVER THE COUNTY IN WHICH THE PROPERTY IS LOCATED, (C) SUBMIT TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREE THAT NEITHER OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF HOLDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM HAVING JURISDICTION). INDEMNITORS FURTHER CONSENT AND AGREE TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE INDEMNITORS AT THE ADDRESS FOR NOTICES DESCRIBED IN PARAGRAPH 7(k) HEREOF, AND CONSENT AND AGREE THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

        (2) HOLDER AND INDEMNITORS, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF HOLDER OR INDEMNITORS, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH HOLDER OR INDEMNITORS, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

        (t) Waiver by Indemnitors. Borrower and Charming covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, neither Borrower nor Charming shall seek a supplemental stay or otherwise pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Holder to enforce any rights of Holder against Charming by virtue of this Agreement or otherwise.

        (u) Decisions. Wherever pursuant to this Agreement (i) Holder exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory or acceptable to Holder, or (iii) any other decision or determination is to be made by Holder, the decision of Holder to approve or disapprove or to accept or not accept, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Holder, shall be in the sole and absolute discretion of Holder and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

        (v) Costs. Wherever pursuant to this Agreement it is provided that Indemnitors shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Holder, whether retained firms, the reimbursement for the expenses of in-house staff or otherwise.

        (w) Secondary Market. Holder may sell, transfer and deliver the Loan Documents to one or more investors in the secondary mortgage market. In connection with such sale, Holder may retain or assign responsibility for servicing the Loan or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Holder herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

        8. Limitation on Liability. (i) Notwithstanding anything contained in this Agreement to the contrary, the liability of Borrower pursuant to this Agreement shall not exceed 25% of the then outstanding principal balance of the Loan less: (a) any payments made by Borrower to Holder pursuant to the Loan Documents (not including any payments of principal or interest thereunder), and
(b) any payments by Charming pursuant to that certain Guaranty, dated as of the date hereof, given by Charming to Holder (not including any payments of principal or interest thereunder).

        (ii) Notwithstanding anything contained in this Agreement to the contrary, the total cumulative liability of Charming pursuant to this Agreement and that certain Guaranty, dated as of the date hereof, given by Charming to Holder (the "Guaranty") (other than for all principal due under the Loan Documents for which there shall be no limitation) shall not exceed 25% of the then outstanding principal balance of the Loan less: (a) any payments made by Borrower to Holder pursuant to the Loan Documents (not including any payments of principal thereunder), and (b) any payments by Charming pursuant to the Guaranty (not including any payments of principal thereunder).

      [Remainder of Page Left Intentionally Blank; Signature Page Follows]

        IN WITNESS WHEREOF, Indemnitors have executed this Hazardous Substances Indemnity Agreement as of the day and year first above written.


                              FB DISTRO DISTRIBUTION CENTER, LLC,
                              a Delaware limited liability company

                              By: FB Distro, Inc.,
                                  an Indiana corporation,
                                  its Sole Member

                                  By:___________________________
                                      Name:
                                      Title:



                              CHARMING SHOPPES, INC.,
                              a Pennsylvania corporation

                                  By:___________________________
                                      Name:
                                      Title:

                                 ACKNOWLEDGMENTS


COMMONWEALTH OF PENNSYLVANIA:

COUNTY OF ________________________:


        The foregoing instrument was acknowledged before me this ___ day of October, 2004, by _________________________, who acknowledged himself/herself to be the _____________ of FB Distro, Inc., an Indiana corporation, the sole member of FB Distro Distribution Center, LLC, a Delaware limited liability company, and that he/she as such officer, being authorized to do so, executed the foregoing instrument, and acknowledged that he/she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.


__________________________
Notary Public
My Commission Expires:





COMMONWEALTH OF PENNSYLVANIA:

COUNTY OF ________________________:


        The foregoing instrument was acknowledged before me this ___ day of October, 2004, by _________________________, who acknowledged himself/herself to be the _____________ of Charming Shoppes, Inc., a Pennsylvania corporation, and that he/she as such officer, being authorized to do so, executed the foregoing instrument, and acknowledged that he/she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.


__________________________
Notary Public
My Commission Expires:

                                    EXHIBIT A


                                LEGAL DESCRIPTION